UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

January 28, 2026

Date of Report (Date of earliest event reported)

NEW ERA ENERGY & DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4501 Santa Rosa Dr. Midland, TX	79707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NUAI	The Nasdaq Stock Market LLC
Warrants	NUAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2026, New Era Energy & Digital, Inc. (the “Company”) entered into an Amended and Restated Consent and Waiver (the “Amended Waiver”) with ATW AI Infrastructure II LLC (the “Investor”) which amended and restated the previously disclosed Consent and Waiver, dated January 16, 2026, in its entirety. The Company and the Investor have abandoned the previously disclosed contemplated preferred stock issuance as well as any voluntary adjustment by the Company of the exercise prices of the First Tranche Warrant and the Second Tranche Warrant (the “Investor Warrants”).

Instead, pursuant to the existing terms of the Investor Warrants, following the issuance of the convertible note (the “SharonAI Convertible Note”) to SharonAI, Inc. in the previously disclosed acquisition of SharonAI, Inc.’s equity interests in Texas Critical Data Centers LLC, the anti-dilution provisions under the Investor Warrants would have automatically adjusted the exercise prices downward to the floor price of the SharonAI Convertible Note. However, pursuant to the Amended Waiver, the Investor agreed to partially waive the anti-dilution provisions of the First Tranche Warrant and Second Tranche Warrant such that the exercise prices of the First Tranche Warrant and Second Tranche Warrant were each adjusted down solely to $2.00. As a result of the anti-dilution adjustments in the Investor Warrants, as modified by the Amended Waiver, the number of shares of common stock, par value $0.0001 (the “common stock”) of the Company issuable pursuant to the First Tranche Warrant total 5.5 million shares and the number of shares of common stock issuable pursuant to the Second Tranche Warrant total 10.7 million shares.

The Investor also waived certain provisions of that certain Securities Purchase Agreement, dated December 6, 2024, between the Company and the Investor (the “Securities Purchase Agreement”) relating to restrictions on Variable Rate Transactions (as defined in the Securities Purchase Agreement), additional issuances of equity securities, redemption or payment of cash dividends, and stock splits. The parties agreed to certain administrative updates to the Securities Purchase Agreement including cashless exercise after 75 days from the effective date of the Amended Waiver (solely to the extent a resale registration statement is not effective), registration rights obligations, the provision of a transfer agent instruction letter, and a forced exercise provision granting the Company the right to force exercise of the Investor Warrants assuming certain conditions are met.

The foregoing description of the Amended Waiver does not purport to be complete and is qualified in its entirety by reference to the Amended Waiver, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

For purposes of updating the Company’s previous disclosures with respect to the shares of common stock underlying the Investor Warrants, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Operating Officer

The Company announced today that, on January 28, 2026, the Board of Directors of the Company (the “Board”) appointed Charles Nelson, a member of the Board since December 2024, as the President and Chief Operating Officer of the Company, effective January 28, 2026.

The Company previously disclosed Mr. Nelson’s biographical information required by Item 401(b) of Regulation S-K regarding identification of executive officers in its most recent proxy statement. There are no arrangements or understandings between Mr. Nelson and any other person pursuant to which Mr. Nelson was selected to serve as the Company’s President and Chief Operating Officer. Mr. Nelson does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Nelson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Nelson Employment Agreement

In connection with Mr. Nelson’s appointment as President and Chief Operating Officer, the Company and Mr. Nelson entered into an employment agreement on January 28, 2026 (the “Nelson Employment Agreement”) pursuant to which the Company will pay Mr. Nelson an annual base salary of $550,000, subject to adjustment by the Compensation Committee of the Board (the “Compensation Committee”). Mr. Nelson will have an annual target bonus opportunity of up to 40% of his annual base salary based on the achievement of specified performance goals set by the Compensation Committee. Mr. Nelson will be entitled to participate, on the same basis as other executives of the Company, in those employee benefit programs for which substantially all of the executive officers of the Company are from time to time generally eligible, as determined by the Board. Mr. Nelson may be eligible to receive grants of equity, equity-based or similar compensation awards pursuant to the Company’s Equity Incentive Plan (the “Plan”) or as otherwise approved by the Compensation Committee.

In the event of a Termination Without Cause by the Company or a Termination For Good Reason by Mr. Nelson at any time before a Change in Control (as such terms are defined in the Nelson Employment Agreement), the Company will pay to Mr. Nelson: (i) severance compensation in an amount equal to 100% of his annual base salary, (ii) any unpaid annual target bonus earned for the prior year, (iii) a pro-rated portion of the annual target bonus for the year in which the Nelson Employment Agreement is terminated, and (iv) a lump sum payment equal to the total cost of premium payments for 12 months of coverage under the Company’s benefit plans. In the event of a Termination Without Cause by the Company or a Termination For Good Reason by Mr. Nelson on or after a Change in Control, the Company will pay to Mr. Nelson: (i) severance compensation in an amount equal to 150% of his annual base salary, (ii) any unpaid annual target bonus earned for the prior year, (iii) a pro-rated portion of the annual target bonus for the year in which the Nelson Employment Agreement is terminated, and (iv) a lump sum payment equal to the total cost of premium payments for 18 months of coverage under the Company’s benefit plans. The severance payments described above are contingent upon the execution of a release of claims against the Company.

The Nelson Employment Agreement also contains certain restrictive covenants, including confidentiality and non-disparagement covenants, a covenant not to compete or solicit clients for a period of 18 months following the termination of his employment and not to solicit employees for a period of 24 months following the termination of his employment.

Nelson PSU and RSU Award Agreements

Mr. Nelson was granted an award of performance shares (“PSUs”) covering a total of 3,664,036 shares of common stock, which shall be eligible to vest over a five-year period performance beginning on January 1, 2026 in accordance with the achievement of certain performance-based and time-based service conditions set forth in the Performance Award Agreement, dated as of January 28, 2026, by and between the Company and Mr. Nelson (the “Nelson PSU Agreement”). The PSUs were not issued pursuant to the Plan.

Mr. Nelson was also granted an award of restricted stock units (“RSUs”) covering a total of 1,221,345 shares of the Company’s common stock which shall vest each month over a four-year period beginning on January 1, 2026 subject to Mr. Nelson’s continued employment with the Company and in accordance with the terms set forth in the Restricted Stock Unit Award Agreement, dated as of January 28, 2026, by and between the Company and Mr. Nelson (the “Nelson RSU Agreement”). The RSUs were not granted pursuant to the Plan.

Compensatory Arrangements of Chief Executive Officer

Amended Employment Agreement

On January 29, 2026, the Company entered into an Amended and Restated Employment Agreement with E. Will Gray II, the Company’s Chief Executive Officer (the “Amended Employment Agreement”), effective as of January 1, 2026. The Amended Employment Agreement amends and restates Mr. Gray’s prior Employment Agreement with the Company, dated April 15, 2024 and previously disclosed. The Amended Employment Agreement contains the same compensatory terms as the Nelson Employment Agreement, except that the Amended Employment Agreement also provides for a monthly allowance of $1,500 for car and related maintenance costs and the reimbursement of mileage.

Gray PSU and RSU Award Agreements

Mr. Gray was also granted an award of PSUs pursuant to a Performance Award Agreement, dated as of January 28, 2026, by and between the Company and Mr. Gray (the “Gray PSU Agreement”) and RSUs pursuant to a Restricted Stock Unit Award Agreement, dated as of January 28, 2026, by and between the Company and Mr. Gray (the “Gray PSU Agreement”) in the same number and subject to the same terms and conditions as those granted to Mr. Nelson and described above except that Mr. Gray’s PSUs and RSUs were granted pursuant to the Plan and in the event any vested PSUs or RSUs granted to Mr. Gray cannot be settled in shares of common stock, such PSUs or RSUs shall be settled in cash.

The foregoing description of the Nelson Employment Agreement, Nelson PSU Agreement, Nelson RSU Agreement, Amended Employment Agreement, Gray PSU Agreement and Gray RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the Nelson Employment Agreement, Nelson PSU Agreement, Nelson RSU Agreement, Amended Employment Agreement, Gray PSU Agreement and Gray RSU Agreement, copies of which are filed herewith as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On February 2, 2026, the Company issued a press release announcing Mr. Nelson’s appointment as President and Chief Operating Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Consent and Waiver, dated February 1, 2026, by and between the Company and the Investor.
10.2	Employment Agreement, dated January 28, 2026, by and between the Company and Charles Nelson.
10.3	Performance Award Agreement, dated January 28, 2026, by and between the Company and Charles Nelson.
10.4	Restricted Stock Unit Award Agreement, dated January 28, 2026, by and between the Company and Charles Nelson.
10.5	Amended and Restated Employment Agreement, dated January 1, 2026, by and between the Company and E. Will Gray II.
10.6	Performance Award Agreement, dated January 28, 2026, by and between the Company and E. Will Gray II.
10.7	Restricted Stock Unit Award Agreement, dated January 28, 2026, by and between the Company and E. Will Gray II.
99.1	Press Release of the Company, dated February 2, 2026.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2026

NEW ERA ENERGY & DIGITAL, INC.

By:	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Chief Executive Officer

4